As filed with the Securities and Exchange Commission on December 19, 2019

Registration No. 333-195141

Registration No. 333-190808

Registration No. 333-153487

Registration No. 333-129713

Registration No. 333-128497

Registration No. 333-124959

Registration No. 333-112611

Registration No. 333-110729

Registration No. 333-110727

Registration No. 333-106420

Registration No. 333-99673

Registration No. 333-99559

Registration No. 333-63514

Registration No. 333-59346

Registration No. 333-49628

Registration No. 333-45818

Registration No. 333-37630

Registration No. 333-33986

Registration No. 333-95361

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-195141

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-190808

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-153487

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION NO. 333-129713

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-128497

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-124959

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-112611

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-110729

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-110727

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-106420

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-99673

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-99559

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-63514

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-59346

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-49628

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-45818

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-37630

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-33986

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-95361

Under

The Securities Act of 1933

Arotech Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4302784
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1229 Oak Valley Drive

Ann Arbor, Michigan 48108

800-281-0356

(Address of Principal Executive Offices Including Zip Code)

Noah Blitzer

Vice President and Secretary

Arotech Corporation

1229 Oak Valley Drive

Ann Arbor, Michigan 48108

(800) 281-0356

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shawn OHargan, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

(Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of Arotech Corporation, a Delaware corporation (“Arotech” or the “Registrant”) that were registered on the following Registration Statements on Form S-3, as amended (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the U.S. Securities and Exchange Commission (the “Commission”):

(1)

Registration No. 333-195141 relates to 775,000 shares of common stock, par value $0.01 per share, of Arotech, offered for resale, from time to time, by certain selling stockholders, filed April 8, 2014.

(2)	Registration No. 333-190808 relates to the public offering of up to $25,000,000 of securities of Arotech, filed August 23, 2013.

(3)

Registration No. 333-153487 relates to 3,627,238 shares of common stock, par value $0.01 per share, of Arotech, offered for resale, from time to time, by certain selling stockholders, filed September 15, 2008.

(4)

Registration No. 333-129713 relates to 28,000,000 shares of common stock, par value $0.01 per share, of Arotech, offered for resale, from time to time, by certain selling stockholders, filed November 15, 2005, and amended by Amendment No. 1 on December 7, 2005, and amended by Post-Effective Amendment No. 1 on December 14, 2005.

(5)

Registration No. 333-128497 relates to 434,600 shares of common stock, par value $0.01 per share, of Arotech, offered for resale, from time to time, by certain selling stockholders, filed September 22, 2005, and amended by Amendment No. 1 on November 15, 2005.

(6)

Registration No. 333-124959 relates to 8,717,265 shares of common stock, par value $0.01 per share, of Arotech, offered for resale, from time to time, by certain selling stockholders, filed May 16, 2005, and amended by Amendment No. 1 on November 15, 2005.

(7)

Registration No. 333-112611 relates to 19,495,686 shares of common stock, par value $0.01 per share, of Arotech, offered for resale, from time to time, by certain selling stockholders, filed February 9, 2004, and amended by Amendment No. 1 on April 19, 2004.

(8)	Registration No. 333-110729 relates to the public offering of up to $20,000,000 of securities of Arotech, filed November 25, 2003, and amended by Amendment No. 1 on December 4, 2003.

(9)

Registration No. 333-110727 relates to 5,947,427 shares of common stock, par value $0.01 per share, of Arotech, offered for resale, from time to time, by certain selling stockholders, filed November 25, 2003.

(10)

Registration No. 333-106420 relates to 563,971 shares of common stock, par value $0.01 per share, of Arotech, offered for resale, from time to time, by certain selling stockholders, filed June 24, 2003.

(11)

Registration No. 333-99673 relates to 12,606,151 shares of common stock, par value $0.01 per share, of Arotech, offered for resale, from time to time, by certain selling stockholders, filed September 17, 2002, and amended by Amendment No. 1 on November 20, 2002, amended by Amendment No. 2 on November 21, 2002, amended by Amendment No. 3 on January 21, 2003, amended by Amendment No. 4 on March 7, 2003, amended by Amendment No. 5 on April 16, 2003, and amended by Amendment No. 6 on May 8, 2003.

(12)

Registration No. 333-99559 relates to 453,638 shares of common stock, par value $0.01 per share, of Arotech, offered for resale, from time to time, by certain selling stockholders, filed September 13, 2002, and amended by Amendment No. 1 on May 8, 2003.

(13)

Registration No. 333-63514 relates to 5,400,000 shares of common stock, par value $0.01 per share, of Arotech, offered for resale, from time to time, by certain selling stockholders, filed June 21, 2001, and amended by Amendment No. 1 on July 6, 2001.

(14)	Registration No. 333-59346 relates to the public offering of up to $20,000,000 of securities of Arotech, filed April 20, 2001, and amended by Amendment No. 1 on May 1, 2001.

(15)	Registration No. 333-49628 relates to the public offering of up to 250,000 shares of common stock, par value $0.01, and 1,750,000 warrants to purchase common stock of Arotech, filed November 9, 2000.

(16)

Registration No. 333-45818 relates to 258,500 shares of common stock, par value $0.01 per share, of Arotech, offered for resale, from time to time, by certain selling stockholders, filed September 14, 2000, and amended by Amendment No.1 on September 20, 2000.

(17)

Registration No. 333-37630 relates to 1,161,343 shares of common stock, par value $0.01 per share, of Arotech, offered for resale, from time to time, by certain selling stockholders, filed May 23, 2000, and amended by Amendment No. 1 on June 23, 2000.

(18)	Registration No. 333-33986 relates to the public offering of up to 3,000,000 share of common stock, par value $0.01, of Arotech, filed April 4, 2000, and amended by Amendment No. 1 on June 22, 2000.

(19)

Registration No. 333-95361 relates to 3,235,000 shares of common stock, par value $0.01 per share, of Arotech, offered for resale, from time to time, by certain selling stockholders filed January 25, 2000, and amended by Amendment No. 1 on February 3, 2000, and amended by Amendment No. 2 on February 10, 2000.

On December 19, 2019, pursuant to the Agreement and Plan of Merger, dated as of September 22, 2019 (the “Merger Agreement”), among Argonaut Intermediate, Inc. (“Parent”), Argonaut Merger Sub, Inc. (“Merger Sub”), and Arotech, Merger Sub merged with and into Arotech (the “Merger”), with Arotech surviving the Merger as a wholly-owned subsidiary of Parent.

In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, State of Michigan, on December 19, 2019.

Arotech Corporation

By:	/s/ Dean M. Krutty
Name:	Dean M. Krutty
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements on Form S-3 have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dean M. Krutty	Chief Executive Officer (Principal Executive Officer)	December 19, 2019
Dean M. Krutty

/s/ Kelli L. Kellar	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	December 19, 2019
Kelli L. Kellar

/s/ Noah Blitzer	Director	December 19, 2019
Noah Blitzer

/s/ Noah Roy	Director	December 19, 2019
Noah Roy